UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Hess Corporation
(Name of Registrant as Specified In Its Charter)

Elliott Associates, L.P.

Elliott International, L.P.

Paul E. Singer

Elliott Capital Advisors, L.P.

Elliott Special GP, LLC

Braxton Associates, Inc.

Elliott Asset Management LLC

The Liverpool Limited Partnership

Liverpool Associates Ltd.

Elliott International Capital Advisors Inc.

Hambledon, Inc.

Elliott Management Corporation

Rodney F. Chase

Harvey Golub

Karl F. Kurz

David McManus

Marshall D. Smith

William B. Berry

Jonathan R. Macey

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On March 13, 2013, Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) issued the following press release:

Elliott Management Releases Second Presentation

for Hess Shareholders

Underscores Hess Board’s Lack of Accountability and Poor Management Oversight

NEW YORK (March 13, 2013) — Elliott Management Corporation (“Elliott”), affiliates of which own 4.39% of the common stock of Hess Corporation (NYSE: HES), today posted a presentation entitled “Accountability Needed to Recoup Shareholder Value” to www.ReassessHess.com.  The presentation demonstrates the ongoing lack of board accountability to shareholders at Hess and underscores the need for truly independent leadership in the Hess boardroom.

Please visit www.ReassessHess.com to download the full presentation and for more information.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) intend to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2013 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”) of Hess Corporation (the “Company”). Information relating to the participants in such proxy solicitation has been included in materials filed on January 29, 2013 by Elliott with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2013 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Elliott’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Associates

Elliott Associates, L.P. and its sister fund, Elliott International, L.P. have more than $21 billion of capital under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

###

Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/ Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

John Hartz
Sloane & Company
(212) 446-1872
(718) 926-3503 (cell)